Confidential Treatment Requested and appropriate disclosure that a certain portion of the Exhibit has been omitted based upon a request for confidential treatment. A confidential portion of this document have been redacted and has been separately filed with the Commission.

FIRST AMENDMENT TO THE

LETTER AGREEMENT FOR EMPLOYMENT

by and between

CARRIE B. FERMAN

and

REMARK MEDIA, INC.

This First Amendment (“First Amendment”) is entered into effective as of the 1st day of October, 2012 (“Effective Date”), by and between Carrie B. Ferman, a resident of the State of New York residing at 225 West 12th Street, 1F, New York, NY  10011 (“Ferman”) and Remark Media, Inc., a company incorporated under the laws of the State of Delaware and located at Six Concourse Parkway, Suite 1500, Atlanta, GA  30328 (“Remark Media”).

Recitals

Whereas,  on July 6, 2011,  Ferman and Remark Media, formerly known as HSW International, Inc., entered into a Letter Agreement for Employment (the “Agreement”), whereby Ferman accepted employment by Remark Media;

Whereas,  Ferman and Remark Media wish to amend certain terms of the Agreement as more specifically defined herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.            Defined Terms. Capitalized terms used but not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.            Position.  Paragraph 1(a) of the Agreement is amended and restated as follows:

You will serve as Co-Chief Executive Officer of Remark Media, and shall perform all duties consistent with that position and such duties as shall be reasonably prescribed from time to time by the Company’s board of directors.  You will be an at-will employee of the Company, with the “Term” commencing upon the Commencement Date and ending upon the termination of employment.

3.            Base Salary.  Paragraph 2(a) of the Agreement is amended to provide that the Base Salary is $150,000 annually.

4.            Bonus Compensation.  Paragraph 2(b)(i) of the Agreement is amended and restated as follows:

(i) $50,000, upon the Company’s entrance into a binding definitive written agreement for a long-term network media partnership you have successfully completed with **********, or another similarly mainstream television media or digital media company, for promotion and other benefits containing terms approved by the Company’s board of directors; and/or (ii) $50,000, upon a sale of ********** for minimum consideration of: (x) **********, and (y) **********, with the terms for such transaction and other agreement approved by the Company’s board of directors;  the Bonus Compensation provisions of this Paragraph 2(b)(i) regarding an agreement with ********** shall apply until March 31, 2013;

5.            Termination Without Cause.  Paragraph 4(e)(ii) is amended and restated as follows:

your Base Salary and medical and health benefits in effect as of the date of termination for a period of three and one-half (3.5) months from the date of termination, payable (minus applicable federal, state and local payroll taxes, and other withholdings required by law or authorized by you) as if you remained an active employee of the Company (the “Severance Payment”); provided, however, no Severance Payment shall be payable under this Subsection 5(e)(ii) unless you execute and deliver to the Company, in a form acceptable to the Company and its counsel, a general release of claims against the Company (the “Release”), which Release is not revoked by you within any time period allowed for revocation under applicable law.  Such Release must be signed by you and any revocation period must have expired within sixty (60) days after the effective date of your termination of employment.

6.            Authority. Each party represents and warrants that it has full and complete authority to enter into this Amendment.

7.            Effect of Amendment. Except as expressly set forth in this Amendment, all provisions set forth in the Agreement shall continue to remain in full force and effect and shall not be affected by this Amendment. To the extent of any direct conflict between the terms of this Amendment and the terms of the Agreement, the applicable terms of this Amendment shall control.

8.            Further Assurances. The parties will execute and deliver such other instruments and documents, and take such other actions, as either party reasonably requests to evidence or effect the transactions contemplated by this Amendment.

9.            Headings. The headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

[Signatures follow on next page]

**********THIS PORTION OF THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

[Signature Page to First Amendment to the Letter Agreement for Employment]

This First Amendment to the Agreement is signed below by the duly authorized representatives of the parties and effective as of the Effective Date.

Carrie B. Ferman		Remark Media, Inc.

By:	/s/ Carrie B. Ferman	By:	/s/ Bradley T. Zimmer

	Carrie B. Ferman	Name:	Bradley T. Zimmer

		Title:	Chief Operating Officer & General Counsel